News Release
Artio Global Investors Inc.

Artio Global Investors Reports First Quarter 2011 Results;
Announces Quarterly Dividend of $0.06 Per Share

NEW YORK, NY, April 28, 2011 – Artio Global Investors Inc. (NYSE: ART) (“Artio Global Investors”, together with its subsidiaries, “Artio Global” or the “Company”) today reported its results for the quarter ended March 31, 2011.

Financial Highlights

•
Adjusted1 net income attributable to Artio Global Investors (“adjusted net income”) of $24.2 million, or $0.41 per diluted share, for the first quarter of 2011 (GAAP net income attributable to Artio Global Investors of $22.0 million, or $0.38 per diluted share)

•	Assets under management of $51.3 billion as of March 31, 2011

•	Investment management fees of $81.8 million for the first quarter of 2011

•	Effective fee rate2 of 63.0 basis points for the first quarter of 2011

•	Adjusted operating margin of 50.8% for the first quarter of 2011

•	Quarterly dividend of $0.06 per share on Class A and Class C common stock

The Company’s adjusted results for the three months ended March 31, 2011 and 2010, and December 31, 2010, assume the Principals’3 non-controlling interests have been fully exchanged for shares of Class A common stock and exclude the effects of the amortization of restricted stock units (“RSUs”) granted at the time of the Company’s initial public offering (“IPO”).  Adjusted results are presented to provide more meaningful comparisons between periods.

1	See Exhibits 3 - 4 of this news release for a reconciliation of the Company’s U.S. GAAP results to its Non-GAAP adjusted results (“adjusted”).
2	Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.
3	Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer, and Rudolph-Riad Younes, Head of International Equity, are collectively referred to as the “Principals”.

For the first quarter of 2011, adjusted net income attributable to Artio Global Investors was $24.2 million, or $0.41 per diluted share, a decrease of 13% and 11%, respectively, from adjusted net income attributable to Artio Global Investors of $27.8 million, or $0.46 per diluted share, for the fourth quarter of 2010, and a decrease of 12% and 11%, respectively, from adjusted net income attributable to Artio Global Investors of $27.4 million, or $0.46 per diluted share, for the first quarter of 2010.

On a GAAP basis, net income attributable to Artio Global Investors for the first quarter of 2011 was $22.0 million, or $0.38 per diluted share, a decrease of 14% in each case from net income attributable to Artio Global Investors of $25.7 million, or $0.44 per diluted share, for the fourth quarter of 2010.  Compared to the first quarter of 2010, net income attributable to Artio Global Investors increased 17%, from $18.9 million, while earnings per diluted share decreased 10% from $0.42.

The following tables compare the Company’s GAAP results and adjusted results.  See Exhibits 3 – 4 of this news release for a reconciliation of GAAP results to adjusted results.

	Three Months Ended (in millions, except per share amounts)
	Mar. 31, 2011	Mar. 31, 2010	% Change	Dec. 31, 2010	% Change
Revenue4, GAAP	$82.2	$85.6	(4)%	$85.2	(4)%
Operating income, GAAP	$39.1	$45.6	(14)%	$45.0	(13)%
Operating income, adjusted	$41.7	$48.8	(14)%	$47.7	(13)%
Net income attributable to Artio Global Investors, GAAP	$22.0	$18.9	17%	$25.7	(14)%
Net income attributable to Artio Global Investors, adjusted	$24.2	$27.4	(12)%	$27.8	(13)%
Diluted EPS, GAAP	$0.38	$0.42	(10)%	$0.44	(14)%
Diluted EPS, adjusted	$0.41	$0.46	(11)%	$0.46	(11)%

4	Represents total revenues and other operating income.

Business Update5

•	The Company’s London office opened in the first quarter of 2011, augmenting distribution opportunities outside of the United States

•	Four of the Company’s five eligible mutual funds6 were in the top third of Lipper performance rankings for the five-year period ended March 31, 2011

•	Six of the Company’s nine mutual funds7, representing over 99% of mutual fund assets, were rated four or five stars by Morningstar, as of March 31, 2011

•	Net client cash outflows were $3.2 billion for the first quarter of 2011

Management Commentary

“Our International Equity strategies saw further net outflows during the first quarter; however we are encouraged by their improving performance trend, which began in March,” said Richard Pell, Chairman, Chief Executive Officer and Chief Investment Officer. “Ultimately flows follow performance, and we remain focused on regaining ground in these strategies, against both their benchmarks and their peers.”

“The majority of our other strategies outperformed their benchmarks for the quarter, notably all four of our US equity strategies, which are approaching their five-year anniversary – an important milestone for many institutional investors. Coupled with strong long-term performance, we believe they are well positioned to attract additional assets and help diversify our revenue sources over time. Elsewhere, we continued to execute on our international distribution plans, having opened a London office in January.”

First Quarter of 2011 Comparison with First Quarter of 2010

Assets Under Management and Net Client Cash Flows

Assets under management were $51.3 billion as of March 31, 2011, down $5.1 billion, or 9%, from $56.4 billion as of March 31, 2010, due to net client cash outflows, partly offset by market appreciation.

5	See section entitled “Fund Performance and Other Disclaimers” and Exhibit 7 of this news release for further information about Lipper and Morningstar rankings.
6	Class I mutual fund shares with a five-year track record; other classes may have different performance characteristics.
7	Class I mutual fund shares; other classes may have different performance characteristics.

Net client cash outflows for the first quarter of 2011 were $3.2 billion, driven primarily by net client cash outflows from our International Equity I and II strategies.8

Revenues and Other Operating Income

Revenues and other operating income for the first quarter of 2011 totaled $82.2 million, down 4% from $85.6 million for the first quarter of 2010.  The decrease was driven primarily by lower investment management fees, which were $81.8 million for the first quarter of 2011, down 4% from $85.3 million for the first quarter of 2010, due primarily to lower average assets under management.

Expenses

Employee Compensation and Benefits

For the first quarter of 2011, adjusted employee compensation and benefits expenses were $25.4 million, up 15% from $22.0 million for the first quarter of 2010.  The increase was due primarily to higher costs related to the amortization of deferred incentive compensation awards, accruals related to the long-term incentive plan, which was implemented in the first quarter of 2011, and higher costs due to an increase in headcount.

GAAP employee compensation and benefits expenses for the first quarter of 2011 were $28.0 million, up 11% from $25.2 million for the first quarter of 2010.  The increase was due primarily to the reasons mentioned above, partly offset by a decrease in the amortization of RSUs granted at the time of the IPO, due to the vesting of certain awards in the first quarter of 2010.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the first quarter of 2011 were $4.9 million, up 7% from $4.5 million for the first quarter of 2010, driven primarily by higher platform costs, partly offset by lower marketing expenses.

General and Administrative Expenses

General and administrative expenses for the first quarter of 2011 were $10.2 million, relatively unchanged from $10.3 million for the first quarter of 2010.

8	See Exhibit 6 for more information on “Assets under Management by Investment Strategy”.

Income Taxes

For the first quarter of 2011, the adjusted effective tax rate was 42.5%, 0.5 percentage points lower than the 43.0% adjusted effective tax rate for the first quarter of 2010, due primarily to a lower apportionment of income for state and local tax purposes, partly offset by the write-off of certain deferred tax assets in the first quarter of 2011.

The GAAP effective tax rate was 42.2% for the first quarter of 2011, 9.4 percentage points higher than the 32.8% GAAP effective tax rate for the first quarter of 2010, due primarily to an increase in the proportion of pre-tax income subject to federal and state taxes.9

First Quarter of 2011 Comparison with Fourth Quarter of 2010

Assets Under Management

Assets under management were $51.3 billion as of March 31, 2011, a decrease of $2.1 billion, or 4%, from $53.4 billion as of December 31, 2010, due to net client cash outflows, partly offset by market appreciation.

Revenues and Other Operating Income

Revenues and other operating income for the first quarter of 2011 totaled $82.2 million, down 4% from $85.2 million for the fourth quarter of 2010, driven primarily by lower investment management fees.  Investment management fees were $81.8 million for the first quarter of 2011, down 3% from $84.7 million for the fourth quarter of 2010, due primarily to fewer days in the first quarter of 2011 and a decrease in average assets under management.

Expenses

Employee Compensation and Benefits

For the first quarter of 2011, adjusted employee compensation and benefits expenses were $25.4 million, up 17% from $21.7 million for the fourth quarter of 2010, due primarily to an increase in accruals related to incentive compensation and the long-term incentive plan, and higher costs related to the amortization of deferred incentive compensation awards.

9
Following the Principals’ exchanges in 2010 of an aggregate of 14,400,000 New Class A Units for Class A common stock, Artio Global Investors’ economic ownership in Artio Global Holdings increased from approximately 74% to approximately 98%.

GAAP employee compensation and benefits expenses for the first quarter of 2011 were $28.0 million, up 15% from $24.4 million for the fourth quarter of 2010, due primarily to the reasons noted above.

Shareholder Servicing and Marketing Expenses

Shareholder servicing and marketing expenses for the first quarter of 2011 were $4.9 million, a decrease of 2% from the fourth quarter of 2010.

General and Administrative Expenses

General and administrative expenses of $10.2 million for the first quarter of 2011 decreased 6% from $10.9 million for the fourth quarter of 2010.

Income Taxes

For the first quarter of 2011, the adjusted effective tax rate was 42.5%, 0.3 percentage points higher than the 42.2% adjusted effective tax rate for the fourth quarter of 2010.  The increase was due primarily to the release of a previously recorded tax reserve in the fourth quarter of 2010 and the write-off of certain deferred tax assets in the first quarter of 2011, partly offset by a lower apportionment of income for state and local tax purposes in the first quarter of 2011.

The GAAP effective tax rate was 42.2% for the first quarter of 2011, 0.8 percentage points higher than the 41.4% GAAP effective tax rate for the fourth quarter of 2010, due primarily to the reasons noted above.

Liquidity and Capital

As of March 31, 2011, the Company had cash and cash equivalents (excluding amounts held in consolidated investment products) of $71.0 million, investments held for deferred compensation of $12.1 million and an undrawn $100.0 million committed revolving credit facility.  During the first quarter of 2011, in accordance with the terms of the credit agreement, the Company repaid $4.5 million of its term debt facility, reducing the outstanding balance to $51.0 million.

Total stockholders’ equity on the Statement of Financial Position was $126.7 million as of March 31, 2011, compared to $103.6 million as of December 31, 2010.

Share Repurchase

The Company has authorization to repurchase up to 3,000,000 shares of its common stock through December 31, 2013, and as of March 31, 2011, the Company had not repurchased any shares under this program.

Shares

As of March 31, 2011, the total number of shares of Class A, Class B and Class C common stock outstanding was 59,584,681.

For purposes of calculating adjusted earnings per diluted share, all 1.2 million of the Principals’ New Class A Units, held in the intermediate holding company as of the beginning of the period, are assumed to have been fully exchanged into shares of Class A common stock on the first day of the period.

Dividend

On April 25, 2011, the Board of Directors declared a dividend of $0.06 per share on the Class A and Class C common stock for the first quarter of 2011, which is payable on May 25, 2011, to stockholders of record as of the close of business on May 11, 2011.

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Teleconference and Webcast Details

Artio Global Investors’ management will host a conference call for analysts and investors to review first quarter 2011 results, today, April 28, 2011, beginning at 8:00 a.m. (Eastern Time).  The call can be accessed by dialing +1-888-680-0860 (inside the United States) or +1-617-213-4852 (outside the United States).  The number should be dialed at least ten minutes prior to the start of the call.  The passcode for the call will be 17001400.  A simultaneous webcast (on a listen-only basis), as well as an audio replay of the call will be available to the public on the Investor Relations page of the Company’s website at www.ir.ArtioGlobal.com.

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About Us

Artio Global Investors Inc. is the indirect holding company of Artio Global Management LLC (“Artio Global Management”), a registered investment adviser headquartered in New York City that actively invests in global equity and fixed income markets, primarily for institutional and intermediary clients.

Best known for International Equities, Artio Global Management also offers a select group of other investment strategies, including High Grade Fixed Income, High Yield and Global Equity, as well as a series of US Equity strategies.  Access to these strategies is offered through a variety of investment vehicles, including separate accounts, commingled funds and mutual funds.

Since 1995, our investment professionals have built a successful long-term track record by taking an unconventional approach to investing.  Based on a philosophy of style-agnostic investing across a broad range of opportunities, we have consistently pursued a global approach that we believe provides critical insights, thereby adding value for clients over the long term.

For more information, please visit www.artioglobal.com.

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Cautionary Note Regarding Forward-Looking Statements

In addition to historical information, this news release may, and the related prepared remarks do, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intrinsic value of our common stock, investor behavior, net client cash flows, our compensation costs and adjusted compensation ratio, future tax rate, use of our free cash flow, potential share repurchases and declaration of dividends.  These forward-looking statements are based on the Company’s current assumptions, expectations and projections about future events.  Words like “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words.  These forward-looking statements discuss matters that necessarily involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s report on Form 10-K (File No. 001-34457) filed with the Securities and Exchange Commission on February 25, 2011. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance, or achievements.

Any forward-looking statements in this news release and the related prepared remarks speak only as of the date of this news release.  The related prepared remarks may contain information about the Company subsequent to March 31, 2011.  The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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Contacts

Investor Relations:	Media Relations:
Peter Sands	Neil Shapiro
Head of Investor Relations	Intermarket Communications
+1 212 297 3891	+1 212 754 5423
ir@artioglobal.com	nshapiro@Intermarket.com

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Fund Performance and Other Disclaimers

Lipper rankings are for Class I mutual fund shares with a five-year track record only.  Other classes may have different performance characteristics.  Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Morningstar rankings are for Class I mutual fund shares with a minimum three-year track record.  For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating.

Data presented reflects past performance, which is no guarantee of future results. © 2011 Morningstar, Inc. All Rights Reserved.

This news release is not, and should not be considered, sales material and is not an offer or a solicitation for any securities.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 1
Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From
	Mar. 31, 2011	Mar. 31, 2010	Dec. 31, 2010	Mar. 31, 2010	Dec. 31, 2010
Revenues and other operating income:
Investment management fees	$81,776	$85,287	$84,736	(4)%	(3)%
Net gains on securities held for deferred compensation	419	321	495	31%	(15)%
Foreign currency gains (losses)	(18)	23	2	(178)%	NM
Total revenues and other operating income	82,177	85,631	85,233	(4)%	(4)%

Expenses:
Employee compensation and benefits	28,018	25,169	24,393	11%	15%
Shareholder servicing and marketing	4,865	4,548	4,948	7%	(2)%
General and administrative	10,172	10,285	10,853	(1)%	(6)%
Total expenses	43,055	40,002	40,194	8%	7%

Operating income before income tax expense	39,122	45,629	45,039	(14)%	(13)%

Non-operating income (loss)	565	(661)	445	185%	27%
Income before income tax expense	39,687	44,968	45,484	(12)%	(13)%

Income taxes	16,751	14,767	18,817	13%	(11)%
Net income	22,936	30,201	26,667	(24)%	(14)%

Net income attributable to non-controlling interests in AGH (6)	769	11,333	884	(93)%	(13)%
Net income attributable to non-controlling interests in CIP (7)	135	-	44	NM	NM
Net income attributable to Artio Global Investors	$22,032	$18,868	$25,739	17%	(14)%

Net income per share attributable to Artio Global Investors:
Basic	$0.38	$0.42	$0.44	(10)%	(14)%
Diluted	$0.38	$0.42	$0.44	(10)%	(14)%

Weighted average shares used in net income per share attributable to Artio Global Investors:
Basic	58,353,622	44,460,171	58,535,264	31%	0%
Diluted (5)	58,403,877	44,628,842	59,783,668	31%	(2)%

NM - Not Meaningful

Assets under management ($ in millions)	$51,328	$56,417	$53,407	(9)%	(4)%

Average assets under management ($ in millions) (1)	$52,659	$54,711	$53,125	(4)%	(1)%

Effective fee rate (basis points) (2)	63.0	63.2	63.3

Effective tax rate	42.2%	32.8%	41.4%

Employee compensation and benefits as a percentage of total revenues and other operating income (3)	34.1%	29.4%	28.6%

Operating margin (4)	47.6%	53.3%	52.8%

1.	Average assets under management for a period is computed on the beginning-of-first-month balance and all end-of-month balances in the period.
2.	Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.
3.	Calculated as employee compensation and benefits expense divided by total revenues and other operating income.
4.	Calculated as operating income before income tax expense divided by total revenues and other operating income.
5.	The effect of the assumed conversion of the Principals' Class A units was antidilutive for the three months ended Mar. 31, 2010 and 2011.
6.	Represents non controlling interests in Artio Global Holdings LLC.
7.	Consolidated Investment Products ("CIP") represents non-controlling interests in Artio Alpha Investment Funds, LLC.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 2
Non-GAAP Adjusted Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts or as noted)

	Three Months Ended			% Change From
	Mar. 31, 2011	Mar. 31, 2010	Dec. 31, 2010	Mar. 31, 2010	Dec. 31, 2010
Revenues and other operating income:
Investment management fees	$81,776	$85,287	$84,736	(4)%	(3)%
Net gains on securities held for deferred compensation	419	321	495	31%	(15)%
Foreign currency gains (losses)	(18)	23	2	(178)%	NM
Total revenues and other operating income	82,177	85,631	85,233	(4)%	(4)%

Expenses:
Employee compensation and benefits	25,394	22,008	21,703	15%	17%
Shareholder servicing and marketing	4,865	4,548	4,948	7%	(2)%
General and administrative	10,172	10,285	10,853	(1)%	(6)%
Total expenses	40,431	36,841	37,504	10%	8%

Operating income before income tax expense	41,746	48,790	47,729	(14)%	(13)%

Non-operating income (loss)	565	(661)	445	185%	27%
Income before income tax expense	42,311	48,129	48,174	(12)%	(12)%

Income taxes	17,996	20,692	20,351	(13)%	(12)%
Net income	24,315	27,437	27,823	(11)%	(13)%

Net income attributable to non-controlling interests in AGH (5)	-	-	-	NM	NM
Net income attributable to non-controlling interests in CIP (6)	135	-	44	NM	NM
Net income attributable to Artio Global Investors	$24,180	$27,437	$27,779	(12)%	(13)%

Net income per diluted share attributable to Artio Global Investors	$0.41	$0.46	$0.46	(11)%	(11)%

Weighted average diluted shares used in net income per share attributable to Artio Global Investors	59,603,877	60,228,842	59,783,668	(1)%	0%

NM - Not Meaningful

Assets under management ($ in millions)	$51,328	$56,417	$53,407	(9)%	(4)%

Average assets under management ($ in millions) (1)	$52,659	$54,711	$53,125	(4)%	(1)%

Effective fee rate (basis points) (2)	63.0	63.2	63.3

Effective tax rate	42.5%	43.0%	42.2%

Employee compensation and benefits as a percentage of total revenues and other operating income (3)	30.9%	25.7%	25.5%

Operating margin (4)	50.8%	57.0%	56.0%

1.	Average assets under management for a period is computed on the beginning-of-first-month balance and all end-of-month balances in the period.
2.	Effective fee rate is defined as annualized investment management fees (based on the number of days in the period) divided by the average assets under management for the period.
3.	Calculated as employee compensation and benefits expense divided by total revenues and other operating income.
4.	Calculated as operating income before income tax expense divided by total revenues and other operating income.
5.	Represents non controlling interests in Artio Global Holdings LLC.
6.	Consolidated Investment Products ("CIP") represents non-controlling interests in Artio Alpha Investment Funds, LLC.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 3
Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Income
(unaudited, in thousands, except share and per share amounts)

See Exhibit 4 for notes describing adjustments set forth below.

	Three Months Ended Mar. 31, 2011				Three Months Ended Mar. 31, 2010				Three Months Ended Dec. 31, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues and other operating income:
Investment management fees	$81,776	$-		$81,776	$85,287	$-		$85,287	$84,736	$-		$84,736
Net gains on securities held for deferred compensation	419	-		419	321	-		321	495	-		495
Foreign currency gains (losses)	(18)	-		(18)	23	-		23	2	-		2
Total revenues and other operating income	82,177	-		82,177	85,631	-		85,631	85,233	-		85,233

Expenses:
Employee compensation and benefits	28,018	(2,624	)(a)	25,394	25,169	(3,161	)(a)	22,008	24,393	(2,690	)(a)	21,703
Shareholder servicing and marketing	4,865	-		4,865	4,548	-		4,548	4,948	-		4,948
General and administrative	10,172	-		10,172	10,285	-		10,285	10,853	-		10,853
Total expenses	43,055	(2,624)		40,431	40,002	(3,161)		36,841	40,194	(2,690)		37,504

Operating income before income tax expense	39,122	2,624		41,746	45,629	3,161		48,790	45,039	2,690		47,729

Non-operating income (loss)	565	-		565	(661)	-		(661)	445	-		445
Income before income tax expense	39,687	2,624		42,311	44,968	3,161		48,129	45,484	2,690		48,174

Income taxes	16,751	1,245	(b)	17,996	14,767	5,925	(b)	20,692	18,817	1,534	(b)	20,351
Net income	22,936	1,379		24,315	30,201	(2,764)		27,437	26,667	1,156		27,823

Net income attributable to non-controlling interests in AGH	769	(769	)(c)	-	11,333	(11,333	)(c)	-	884	(884	)(c)	-
Net income attributable to non-controlling interests in CIP	135	-		135	-	-		-	44	-		44
Net income attributable to Artio Global Investors	$22,032	$2,148		$24,180	$18,868	$8,569		$27,437	$25,739	$2,040		$27,779

Net income per diluted share attributable to Artio Global Investors	$0.38			$0.41	$0.42			$0.46	$0.44			$0.46

Weighted average diluted shares used in net income per share attributable to Artio Global Investors	58,403,877	1,200,000	(d)	59,603,877	44,628,842	15,600,000	(d)	60,228,842	59,783,668	-		59,783,668

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 4
Notes to Reconciliation of GAAP to Non-GAAP Adjusted Consolidated Statements of Income

Management believes the Non-GAAP adjustments set forth below provide more meaningful comparisons between periods.  Additional information on the reorganization of the Company's ownership structure and the relating non-recurring items are discussed in the Company's prospectus dated September 23, 2009.

(a)	Adjustments to exclude the amortization expense associated with the restricted stock units ("RSUs") awarded at the time of the IPO, as the granting of the awards was one-time in nature.

(b)
The adjustments to income taxes for the three months ended Mar. 31, 2011 and 2010, and Dec. 31, 2010 reflect the tax effect of the assumed full exchange of the Principals' non-controlling interests for Class A common stock on the first day of the respective period, since prior to such exchange, income tax expense excludes the U.S. federal and state taxes for the income attributable to the Principals.  In addition, the adjustments reflect the tax effects of excluding the amortization expense associated with the RSUs awarded at the time of the IPO.

(c)	Adjustment to eliminate the Principals' non-controlling interests which are assumed to be exchanged for Class A common stock on the first day of the respective period.

(d)	Diluted shares outstanding assumes the Principals have fully exchanged their New Class A Units in the intermediate holding company for Class A common stock in the public company.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 5
Assets under Management by Investment Vehicle
(unaudited, in millions)

	Three Months Ended			% Change From
	Mar. 31, 2011	Mar. 31, 2010	Dec. 31, 2010	Mar. 31, 2010	Dec. 31, 2010

Proprietary Funds
Beginning assets under management	$23,013	$24,482	$22,765	(6)%	1%
Gross client cash inflows	1,788	2,021	1,151	(12)%	55%
Gross client cash outflows	(2,473)	(1,995)	(2,035)	(24)%	(22)%
Net client cash flows	(685)	26	(884)	NM	23%
Transfers between investment vehicles	-	-	-	NM	NM
Total client cash flows	(685)	26	(884)	NM	23%
Market appreciation	526	243	1,132	116%	(54)%
Ending assets under management	22,854	24,751	23,013	(8)%	(1)%

Institutional Commingled Funds
Beginning assets under management	9,236	9,198	8,894	0%	4%
Gross client cash inflows	153	302	135	(49)%	13%
Gross client cash outflows	(424)	(262)	(353)	(62)%	(20)%
Net client cash flows	(271)	40	(218)	NM	(24)%
Transfers between investment vehicles	210	-	-	NM	NM
Total client cash flows	(61)	40	(218)	NM	72%
Market appreciation	199	18	560	NM	(64)%
Ending assets under management	9,374	9,256	9,236	1%	1%

Separate Accounts
Beginning assets under management	16,801	17,854	17,611	(6)%	(5)%
Gross client cash inflows	135	418	110	(68)%	23%
Gross client cash outflows	(2,240)	(567)	(1,751)	NM	(28)%
Net client cash flows	(2,105)	(149)	(1,641)	NM	(28)%
Transfers between investment vehicles	(210)	-	-	NM	NM
Total client cash flows	(2,315)	(149)	(1,641)	NM	(41)%
Market appreciation	282	81	831	NM	(66)%
Ending assets under management	14,768	17,786	16,801	(17)%	(12)%

Sub-advisory Accounts
Beginning assets under management	4,357	4,459	4,590	(2)%	(5)%
Gross client cash inflows	151	313	27	(52)%	NM
Gross client cash outflows	(320)	(135)	(431)	(137)%	26%
Net client cash flows	(169)	178	(404)	(195)%	58%
Transfers between investment vehicles	-	-	-	NM	NM
Total client cash flows	(169)	178	(404)	(195)%	58%
Market appreciation (depreciation)	144	(13)	171	NM	(16)%
Ending assets under management	4,332	4,624	4,357	(6)%	(1)%

Total Assets under Management
Beginning assets under management	53,407	55,993	53,860	(5)%	(1)%
Gross client cash inflows	2,227	3,054	1,423	(27)%	57%
Gross client cash outflows	(5,457)	(2,959)	(4,570)	(84)%	(19)%
Net client cash flows	(3,230)	95	(3,147)	NM	(3)%
Transfers between investment vehicles	-	-	-	NM	NM
Total client cash flows	(3,230)	95	(3,147)	NM	(3)%
Market appreciation	1,151	329	2,694	NM	(57)%
Ending assets under management	$51,328	$56,417	$53,407	(9)%	(4)%

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 6
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From
	Mar. 31, 2011	Mar. 31, 2010	Dec. 31, 2010	Mar. 31, 2010	Dec. 31, 2010

International Equity I
Beginning assets under management	$18,781	$21,656	$19,194	(13)%	(2)%
Gross client cash inflows	432	340	277	27%	56%
Gross client cash outflows	(2,262)	(1,101)	(1,844)	(105)%	(23)%
Net client cash flows	(1,830)	(761)	(1,567)	(140)%	(17)%
Transfers between investment strategies	-	-	-	NM	NM
Total client cash flows	(1,830)	(761)	(1,567)	(140)%	(17)%
Market appreciation	347	60	1,154	NM	(70)%
Ending assets under management	17,298	20,955	18,781	(17)%	(8)%

International Equity II
Beginning assets under management	23,272	24,716	22,999	(6)%	1%
Gross client cash inflows	882	984	521	(10)%	69%
Gross client cash outflows	(2,362)	(1,179)	(1,610)	(100)%	(47)%
Net client cash flows	(1,480)	(195)	(1,089)	NM	(36)%
Transfers between investment strategies	-	50	-	(100)%	NM
Total client cash flows	(1,480)	(145)	(1,089)	NM	(36)%
Market appreciation (depreciation)	451	(12)	1,362	NM	(67)%
Ending assets under management	22,243	24,559	23,272	(9)%	(4)%

High Grade Fixed Income
Beginning assets under management	5,088	5,293	5,466	(4)%	(7)%
Gross client cash inflows	148	191	143	(23)%	3%
Gross client cash outflows	(233)	(389)	(460)	40%	49%
Net client cash flows	(85)	(198)	(317)	57%	73%
Transfers between investment strategies	(5)	10	-	(150)%	NM
Total client cash flows	(90)	(188)	(317)	52%	72%
Market appreciation (depreciation)	38	146	(61)	(74)%	162%
Ending assets under management	5,036	5,251	5,088	(4)%	(1)%

High Yield
Beginning assets under management	4,907	3,516	4,920	40%	0%
Gross client cash inflows	709	1,199	462	(41)%	53%
Gross client cash outflows	(569)	(274)	(568)	(108)%	0%
Net client cash flows	140	925	(106)	(85)%	NM
Transfers between investment strategies	5	(10)	-	150%	NM
Total client cash flows	145	915	(106)	(84)%	NM
Market appreciation	252	92	93	174%	171%
Ending assets under management	5,304	4,523	4,907	17%	8%

Global Equity
Beginning assets under management	1,025	618	991	66%	3%
Gross client cash inflows	19	305	6	(94)%	NM
Gross client cash outflows	(14)	(12)	(77)	(17)%	82%
Net client cash flows	5	293	(71)	(98)%	107%
Transfers between investment strategies	-	(50)	-	100%	NM
Total client cash flows	5	243	(71)	(98)%	107%
Market appreciation	36	31	105	16%	(66)%
Ending assets under management	1,066	892	1,025	20%	4%

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 6
Assets under Management by Investment Strategy
(unaudited, in millions)

	Three Months Ended			% Change From
	Mar. 31, 2011	Mar. 31, 2010	Dec. 31, 2010	Mar. 31, 2010	Dec. 31, 2010

US Equity
Beginning assets under management	227	81	190	180%	19%
Gross client cash inflows	36	35	14	3%	157%
Gross client cash outflows	(11)	(3)	(11)	NM	0%
Net client cash flows	25	32	3	(22)%	NM
Transfers between investment strategies	-	-	-	NM	NM
Total client cash flows	25	32	3	(22)%	NM
Market appreciation	22	13	34	69%	(35)%
Ending assets under management	274	126	227	117%	21%

Other (1)
Beginning assets under management	107	113	100	(5)%	7%
Gross client cash inflows	1	-	-	NM	NM
Gross client cash outflows	(6)	(1)	-	NM	NM
Net client cash flows	(5)	(1)	-	NM	NM
Transfers between investment strategies	-	-	-	NM	NM
Total client cash flows	(5)	(1)	-	NM	NM
Market appreciation (depreciation)	5	(1)	7	NM	(29)%
Ending assets under management	107	111	107	(4)%	0%

Total Assets under Management
Beginning assets under management	53,407	55,993	53,860	(5)%	(1)%
Gross client cash inflows	2,227	3,054	1,423	(27)%	57%
Gross client cash outflows	(5,457)	(2,959)	(4,570)	(84)%	(19)%
Net client cash flows	(3,230)	95	(3,147)	NM	(3)%
Transfers between investment strategies	-	-	-	NM	NM
Total client cash flows	(3,230)	95	(3,147)	NM	(3)%
Market appreciation	1,151	329	2,694	NM	(57)%
Ending assets under management	51,328	56,417	53,407	(9)%	(4)%

1.  Other includes Other International Equity and Other strategies.

ARTIO GLOBAL INVESTORS INC. AND SUBSIDIARIES	Exhibit - 7
Mutual Fund Performance Data (1)

	Morningstar Ratings /
	Funds in Total Universe (# of Funds)			Lipper Percentile Rankings (PR) / Funds in Total Universe (# of Funds)
				YTD		1-Year		3-Year		5-Year		10-Year
		# of			# of		# of		# of		# of		# of
Fund	Rating	Funds	Category	PR	Funds	PR	Funds	PR	Funds	PR	Funds	PR	Funds	Classification

Artio International Equity Fund, Class A (2)	4	728	Foreign Large Blend	86	409	79	391	80	348	51	276	5	164	International Large-Cap Core
Artio International Equity Fund, Class I (2)	4	728	Foreign Large Blend	83	409	74	391	78	348	43	276	4	164	International Large-Cap Core

Artio International Equity II Fund, Class A	4	728	Foreign Large Blend	88	409	73	391	55	348	31	276	NA	NA	International Large-Cap Core
Artio International Equity II Fund, Class I	4	728	Foreign Large Blend	85	409	66	391	50	348	26	276	NA	NA	International Large-Cap Core

Artio Global Equity Fund, Class A	3	660	World Stock	67	104	65	96	23	75	33	58	NA	NA	Global Large-Cap Core
Artio Global Equity Fund, Class I	3	660	World Stock	66	104	60	96	18	75	29	58	NA	NA	Global Large-Cap Core

Artio Microcap Fund, Class A	3	687	Small Growth	4	836	12	803	4	720	NA	NA	NA	NA	Small-Cap Core
Artio Microcap Fund, Class I	3	687	Small Growth	4	836	10	803	3	720	NA	NA	NA	NA	Small-Cap Core

Artio Smallcap Fund, Class A	4	687	Small Growth	27	836	92	803	6	720	NA	NA	NA	NA	Small-Cap Core
Artio Smallcap Fund, Class I	4	687	Small Growth	24	836	90	803	6	720	NA	NA	NA	NA	Small-Cap Core

Artio Midcap Fund, Class A	3	682	Mid-Cap Growth	17	385	6	371	35	317	NA	NA	NA	NA	Mid-Cap Core
Artio Midcap Fund, Class I	3	682	Mid-Cap Growth	17	385	5	371	30	317	NA	NA	NA	NA	Mid-Cap Core

Artio Multicap Fund, Class A	4	1,505	Large Growth	26	842	25	815	12	706	NA	NA	NA	NA	Multi-Cap Core
Artio Multicap Fund, Class I	4	1,505	Large Growth	25	842	23	815	10	706	NA	NA	NA	NA	Multi-Cap Core

Artio Global High Income Fund, Class A	4	506	High Yield Bond	23	511	88	477	18	425	6	356	NA	NA	High Current Yield
Artio Global High Income Fund, Class I	5	506	High Yield Bond	17	511	84	477	13	425	6	356	NA	NA	High Current Yield

Artio Total Return Bond Fund, Class A	4	1,021	Intermediate Term Bond	41	598	44	568	52	483	26	395	6	265	Intermediate Investment Grade Debt
Artio Total Return Bond Fund, Class I	4	1,021	Intermediate Term Bond	32	598	33	568	45	483	21	395	2	265	Intermediate Investment Grade Debt
Note: Data as of March 31, 2011

NA: Not applicable

1.
Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads.  If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

For each mutual fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  The Overall Morningstar Rating for a mutual fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating metrics.  This investment's independent Morningstar Rating metric is then compared against the mutual fund universe breakpoints to determine its hypothetical rating. Data presented reflects past performance, which is no guarantee of future results. © 2011 Morningstar, Inc. All Rights Reserved.  This presentation is not, and should not be considered, sales material and is not an offer or a solicitation for any securities.

2.	Closed to new investors.